Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated August 28, 2009 on the financial statements of the Industry Leaders® Fund as of June 30, 2009 and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Industry Leaders® Fund Registration Statement on Form N-1A (SEC File No. 811-09150 and 333-62893).

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

October 29, 2009